--------------------------------------------------------------------------------
I.      INTRODUCTION AND EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

MORTEN BEYER & AGNEW, INC. (MBA) has been retained by Aircraft Finance Trust to determine the Current Base and Market Values of eleven B737-300, five B737-400, two B767-200ER, four B767-300ER, two DC10-30, four MD-83, seven A320-200, and one A310-300 in their present configuration as passenger aircraft as of December 31, 1999. The aircraft are further identified in Section II of this report.

In performing this valuation, MBA did not inspect the aircraft or their historical maintenance documentation, and we relied solely on information provided to us by UniCapital Air Group. Based on the information set forth in this report, it is our opinion that the Adjusted Current Base Value of the aircraft in this portfolio $1,277,961,000 (and, the Adjusted Current Market Value is $1,222,941,000) as noted in Section III and IV.

MBA uses the definition of certain terms, such as Current Market Value and Base Value, as promulgated by the Appraisal Program of International Society of Transport Aircraft Trading (ISTAT), a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

ISTAT defines Current Market Value (CMV) as the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. Current Market Value assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale; and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, Base Value pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual Current Market Value of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values.

--------------------------------------------------------------------------------
II.     AIRCRAFT DETAILS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     Aircraft Type     Serial Number       Manufacture Date        Operator
--------------------------------------------------------------------------------
       A310-300             448                 Feb-88          Royal Aviation
--------------------------------------------------------------------------------
       A320-200             210                 Jul-91               CAI
--------------------------------------------------------------------------------
       A320-200             221                 Sep-91             AirTours
--------------------------------------------------------------------------------
       A320-200             222                 Oct-91             AirTours
--------------------------------------------------------------------------------
       A320-200             231                 Sep-91               CAI
--------------------------------------------------------------------------------
       A320-200             373                 Jan-93          Transmeridian
--------------------------------------------------------------------------------
       A320-200             737                 Sep-97               Star
--------------------------------------------------------------------------------
       A320-200             749                 Sep-97               Star
--------------------------------------------------------------------------------
       B737-300            28333                Aug-96              Virgin
--------------------------------------------------------------------------------
       B737-300            28548                Dec-97                BA
--------------------------------------------------------------------------------
       B737-300            28554                Dec-96         British Midland
--------------------------------------------------------------------------------
       B737-300            28557                Mar-97         British Midland
--------------------------------------------------------------------------------
       B737-300            28558                Apr-97         British Midland
--------------------------------------------------------------------------------
       B737-300            28559                May-97             Unknown
--------------------------------------------------------------------------------
       B737-300            28561                Jun-97          China Eastern
--------------------------------------------------------------------------------
       B737-300            28562                Jul-97          China Eastern
--------------------------------------------------------------------------------
       B737-300            28563                Aug-97             Frontier
--------------------------------------------------------------------------------
       B737-300            28564                Nov-97           Transbrasil
--------------------------------------------------------------------------------
       B737-300            28740                Jun-98               AWA
--------------------------------------------------------------------------------
       B737-400            25663                Nov-92           Jet Airways
--------------------------------------------------------------------------------
       B737-400            25664                Nov-92           Jet Airways
--------------------------------------------------------------------------------
       B737-400            28489                Nov-96              Virgin
--------------------------------------------------------------------------------
       B737-400            28490                Nov-96             Istanbul
--------------------------------------------------------------------------------
       B737-400            28491                Nov-96             Istanbul
--------------------------------------------------------------------------------
      B767-200ER           23805                Jul-87              Varig
--------------------------------------------------------------------------------
      B767-200ER           23806                Jul-87              Varig
--------------------------------------------------------------------------------
      B767-300ER           25221                Jul-91            Britannia
--------------------------------------------------------------------------------
      B767-300ER           25403                Jan-92               TWA
--------------------------------------------------------------------------------
      B767-300ER           29617                Mar-99             Air 2000
--------------------------------------------------------------------------------
      B767-300ER           30008                May-99             Alitalia
--------------------------------------------------------------------------------
        DC10-30            46584                Feb-80           Continental
--------------------------------------------------------------------------------
        DC10-30            48292                Feb-82           Continental
--------------------------------------------------------------------------------
         MD-83             49398                Nov-86             Spanair
--------------------------------------------------------------------------------
         MD-83             49791                Sep-89             Spanair
--------------------------------------------------------------------------------
         MD-83             53198                Apr-91             Spanair
--------------------------------------------------------------------------------
         MD-83             53199                Mar-92             Eurofly
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
III.    VALUATION (CURRENT BASE VALUE)
--------------------------------------------------------------------------------

In developing  the Current Market Value of these  aircraft,  MBA did not inspect the aircraft or their historical maintenance documentation, but relied on partial information supplied by the Client. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available. The principal assumptions for aircraft is as follows:

    1.   The aircraft are in good overall condition.

    2.   The overhaul  status of the airframe,  engines,  landing gear and other
         major  components  are  the  equivalent  of  mid-time/mid-life   unless
         otherwise specified.

    3.   The  historical  maintenance   documentation  has  been  maintained  to
         acceptable international standards.

    4. The specifications of the aircraft are those most common for an aircraft of its type and vintage.

    5.   The aircraft are in a standard airline configuration.

    6. The aircraft are current as to all Airworthiness Directives and Service Bulletins.

    7. The modification status is comparable to that most common for aircraft of the type and vintage.

    8.   The utilization is comparable to industry averages.

    9.   There are no histories of accident or incident damage.

    10.  No accounting is made for lease obligations or terms of ownership.

    11. MBA applies credits for higher MTOW aircraft on a scale that varies with year of manufacture.


----------------------------------------------------------------------------------------
    Aircraft Type    Serial Number    Current Base   Total Adjustments Adjusted Current
                                         Value                               Base
                                                                            Value
----------------------------------------------------------------------------------------
       A310-300           448          $35,310,000          $320,000      $35,630,000
----------------------------------------------------------------------------------------
       A320-200           210          $30,280,000          -$35,000      $30,245,000
----------------------------------------------------------------------------------------
       A320-200           221          $30,520,000          $186,000      $30,706,000
----------------------------------------------------------------------------------------
       A320-200           222          $30,640,000          $190,000      $30,830,000
----------------------------------------------------------------------------------------
       A320-200           231          $30,520,000          $259,000      $30,779,000
----------------------------------------------------------------------------------------
       A320-200           373          $32,480,000          $279,000      $32,759,000
----------------------------------------------------------------------------------------
       A320-200           737          $40,450,000          $332,000      $40,782,000
----------------------------------------------------------------------------------------
       A320-200           749          $40,450,000          $332,000      $40,782,000
----------------------------------------------------------------------------------------
       B737-300          28333         $30,030,000          $452,000      $30,482,000
----------------------------------------------------------------------------------------
       B737-300          28548         $32,820,000                $0      $32,820,000
----------------------------------------------------------------------------------------
       B737-300          28554         $30,690,000          $645,000      $31,335,000
----------------------------------------------------------------------------------------
       B737-300          28557         $31,220,000          $690,000      $31,910,000
----------------------------------------------------------------------------------------
       B737-300          28558         $31,400,000          $644,000      $32,044,000
----------------------------------------------------------------------------------------
       B737-300          28559         $31,570,000          $644,000      $32,214,000
----------------------------------------------------------------------------------------
       B737-300          28561         $31,750,000          $483,000      $32,233,000
----------------------------------------------------------------------------------------
       B737-300          28562         $31,930,000          $483,000      $32,413,000
----------------------------------------------------------------------------------------
       B737-300          28563         $32,110,000          $483,000      $32,593,000
----------------------------------------------------------------------------------------
       B737-300          28564         $32,640,000          $483,000      $33,123,000
----------------------------------------------------------------------------------------
       B737-300          28740         $33,950,000                $0      $33,950,000
----------------------------------------------------------------------------------------
       B737-400          25663         $26,770,000         -$120,000      $26,650,000
----------------------------------------------------------------------------------------
       B737-400          25664         $26,770,000         -$106,000      $26,664,000
----------------------------------------------------------------------------------------
       B737-400          28489         $33,050,000                $0      $33,050,000
----------------------------------------------------------------------------------------
       B737-400          28490         $33,050,000                $0      $33,050,000
----------------------------------------------------------------------------------------
       B737-400          28491         $33,050,000                $0      $33,050,000
----------------------------------------------------------------------------------------
      B767-200ER         23805         $31,900,000         -$225,000      $31,675,000
----------------------------------------------------------------------------------------
      B767-200ER         23806         $31,900,000         -$199,000      $31,701,000
----------------------------------------------------------------------------------------
      B767-300ER         25221         $60,010,000          $789,000      $60,799,000
----------------------------------------------------------------------------------------
      B767-300ER         25403         $61,520,000        $1,511,000      $63,031,000
----------------------------------------------------------------------------------------
      B767-300ER         29617         $88,320,000        $1,575,000      $89,895,000
----------------------------------------------------------------------------------------
      B767-300ER         30008         $89,070,000        $1,260,000      $90,330,000
----------------------------------------------------------------------------------------
       DC10-30           46584         $19,260,000         -$250,000      $19,010,000
----------------------------------------------------------------------------------------
       DC10-30           48292         $21,500,000          $348,000      $21,848,000
----------------------------------------------------------------------------------------
        MD-83            49398         $19,480,000          $266,000      $19,746,000
----------------------------------------------------------------------------------------
        MD-83            49791         $22,190,000         -$279,000      $21,911,000
----------------------------------------------------------------------------------------
        MD-83            53198         $23,870,000         -$554,000      $23,316,000
----------------------------------------------------------------------------------------
        MD-83            53199         $24,890,000         -$285,000      $24,605,000
----------------------------------------------------------------------------------------
                  Total             $1,267,360,000       $10,601,000   $1,277,961,000
----------------------------------------------------------------------------------------

Legend - Total adjustments equals MTOW credits plus maintenance adjustments as presented in section V.

--------------------------------------------------------------------------------
IV.     VALUATION (CURRENT MARKET VALUE)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
    Aircraft Type   Serial Number    Current Market   Total Adjustments  Adjusted Current
                                         Value                                Market
                                                                              Value
--------------------------------------------------------------------------------------------
       A310-300          448             $28,248,000           $320,000       $28,568,000
--------------------------------------------------------------------------------------------
       A320-200          210             $30,280,000           -$35,000       $30,245,000
--------------------------------------------------------------------------------------------
       A320-200          221             $30,520,000           $186,000       $30,706,000
--------------------------------------------------------------------------------------------
       A320-200          222             $30,640,000           $190,000       $30,830,000
--------------------------------------------------------------------------------------------
       A320-200          231             $30,520,000           $259,000       $30,779,000
--------------------------------------------------------------------------------------------
       A320-200          373             $32,480,000           $279,000       $32,759,000
--------------------------------------------------------------------------------------------
       A320-200          737             $40,450,000           $332,000       $40,782,000
--------------------------------------------------------------------------------------------
       A320-200          749             $40,450,000           $332,000       $40,782,000
--------------------------------------------------------------------------------------------
       B737-300         28333            $27,027,000           $452,000       $27,479,000
--------------------------------------------------------------------------------------------
       B737-300         28548            $29,538,000                 $0       $29,538,000
--------------------------------------------------------------------------------------------
       B737-300         28554            $27,621,000           $645,000       $28,266,000
--------------------------------------------------------------------------------------------
       B737-300         28557            $28,098,000           $690,000       $28,788,000
--------------------------------------------------------------------------------------------
       B737-300         28558            $28,260,000           $644,000       $28,904,000
--------------------------------------------------------------------------------------------
       B737-300         28559            $28,413,000           $644,000       $29,057,000
--------------------------------------------------------------------------------------------
       B737-300         28561            $28,575,000           $483,000       $29,058,000
--------------------------------------------------------------------------------------------
       B737-300         28562            $28,737,000           $483,000       $29,220,000
--------------------------------------------------------------------------------------------
       B737-300         28563            $28,899,000           $483,000       $29,382,000
--------------------------------------------------------------------------------------------
       B737-300         28564            $29,376,000           $483,000       $29,859,000
--------------------------------------------------------------------------------------------
       B737-300         28740            $30,555,000                 $0       $30,555,000
--------------------------------------------------------------------------------------------
       B737-400         25663            $24,093,000          -$120,000       $23,973,000
--------------------------------------------------------------------------------------------
       B737-400         25664            $24,093,000          -$106,000       $23,987,000
--------------------------------------------------------------------------------------------
       B737-400         28489            $29,745,000                 $0       $29,745,000
--------------------------------------------------------------------------------------------
       B737-400         28490            $29,745,000                 $0       $29,745,000
--------------------------------------------------------------------------------------------
       B737-400         28491            $29,745,000                 $0       $29,745,000
--------------------------------------------------------------------------------------------
      B767-200ER        23805            $30,305,000          -$225,000       $30,080,000
--------------------------------------------------------------------------------------------
      B767-200ER        23806            $30,305,000          -$199,000       $30,106,000
--------------------------------------------------------------------------------------------
      B767-300ER        25221            $54,009,000           $789,000       $54,798,000
--------------------------------------------------------------------------------------------
      B767-300ER        25403            $55,368,000         $1,511,000       $56,879,000
--------------------------------------------------------------------------------------------
      B767-300ER        29617            $79,488,000         $1,575,000       $81,063,000
--------------------------------------------------------------------------------------------
      B767-300ER        30008            $80,163,000         $1,260,000       $81,423,000
--------------------------------------------------------------------------------------------
       DC10-30          46584            $17,334,000          -$250,000       $17,084,000
--------------------------------------------------------------------------------------------
       DC10-30          48292            $19,350,000           $348,000       $19,698,000
--------------------------------------------------------------------------------------------
        MD-83           49398            $18,506,000           $266,000       $18,772,000
--------------------------------------------------------------------------------------------
        MD-83           49791            $21,081,000          -$279,000       $20,802,000
--------------------------------------------------------------------------------------------
        MD-83           53198            $66,677,000          -$554,000       $66,123,000
--------------------------------------------------------------------------------------------
        MD-83           53199            $23,646,000          -$285,000       $23,361,000
--------------------------------------- ----------------------------------------------------
                  Total                  $1,212,340,00      $10,601,000    $1,222,941,000
--------------------------------------------------------------------------------------------



Legend - CMV equals MAF times Base Value (MAF is the Market Adjustment Factor). MAF for A310-200 is 80% (100% for A320-200; 90% for
              B737-300  & -400,  DC10-30  &  B767-300ER;  95% for  B767-200ER  &
              MD-83).

--------------------------------------------------------------------------------
V.      MAINTENANCE ADJUSTMENTS & MTOW CREDITS
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------
 Aircraft  Serial   Int. MX  Int. MX   Heavy MX   Heavy MX  Engine     Engine  Engine     Engine
   Type    Number  Potential  Actual   Potential   Actual   LLP        LLP     Shop       Shop
                                                            Potential  Actual  Potential  Actual
-----------------------------------------------------------------------------------------------------
 A310-300    448   $300,000        $0    $1,250,000  $208,000  $1,700,000    $0  $1,100,000     $0
-----------------------------------------------------------------------------------------------------
 A320-200    210   $200,000        $0    $500,000   -$150,000  $1,250,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
 A320-200    221   $200,000        $0    $500,000         $0   $1,250,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
 A320-200    222   $200,000        $0    $500,000         $0   $1,250,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
 A320-200    231   $200,000        $0    $500,000    $50,000   $1,250,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
 A320-200    373   $200,000        $0    $500,000    -$7,000   $1,250,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
 A320-200    737   $200,000        $0    $500,000         $0   $1,250,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
 A320-200    749   $200,000        $0    $500,000         $0   $1,250,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
 B737-300   28333  $150,000        $0    $500,000         $0   $1,100,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
 B737-300   28548  $150,000        $0    $500,000         $0   $1,100,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
 B737-300   28554  $150,000        $0    $500,000         $0   $1,100,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
 B737-300   28557  $150,000        $0    $500,000         $0   $1,100,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
 B737-300   28558  $150,000        $0    $500,000         $0   $1,100,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
 B737-300   28559  $150,000        $0    $500,000         $0   $1,100,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
 B737-300   28561  $150,000        $0    $500,000         $0   $1,100,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
 B737-300   28562  $150,000        $0    $500,000         $0   $1,100,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
 B737-300   28563  $150,000        $0    $500,000         $0   $1,100,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
 B737-300   28564  $150,000        $0    $500,000         $0   $1,100,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
 B737-300   28740  $150,000        $0    $500,000         $0   $1,100,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
 B737-400   25663  $175,000        $0    $600,000   -$310,000  $1,100,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
 B737-400   25664  $175,000        $0    $600,000   -$296,000  $1,100,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
 B737-400   28489  $175,000        $0    $600,000         $0   $1,100,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
 B737-400   28490  $175,000        $0    $600,000         $0   $1,100,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
 B737-400   28491  $175,000        $0    $600,000         $0   $1,100,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
B767-200ER  23805  $200,000  -$67,000    $900,000         $0   $2,000,000    $0    $1,000,000   $0
-----------------------------------------------------------------------------------------------------
B767-200ER  23806  $200,000  -$44,000    $900,000         $0   $2,000,000    $0    $1,000,000   $0
-----------------------------------------------------------------------------------------------------
B767-300ER  25221  $200,000  -$111,000   $900,000   $200,000   $2,000,000    $0    $1,000,000   $0
-----------------------------------------------------------------------------------------------------
B767-300ER  25403  $200,000        $0    $900,000   $675,000   $2,000,000    $0    $1,000,000   $0
-----------------------------------------------------------------------------------------------------
B767-300ER  29617  $200,000        $0    $900,000         $0   $2,000,000    $0    $1,000,000   $0
-----------------------------------------------------------------------------------------------------
B767-300ER  30008  $200,000        $0    $900,000         $0   $2,000,000    $0    $1,000,000   $0
-----------------------------------------------------------------------------------------------------
  DC10-30   46584  $500,000   $63,000    $1,000,000 -$417,000  $2,550,000    $0    $1,000,000   $0
-----------------------------------------------------------------------------------------------------
  DC10-30   48292  $500,000  -$42,000    $1,000,000 $278,000   $2,550,000    $0    $1,000,000   $0
-----------------------------------------------------------------------------------------------------
   MD-83    49398  $250,000    $8,000    $500,000   $258,000   $1,100,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
   MD-83    49791  $250,000  -$217,000   $500,000         $0   $1,100,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
   MD-83    53198  $250,000  -$142,000   $500,000   -$367,000  $1,100,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
   MD-83    53199  $250,000   -$8,000    $500,000   -$275,000  $1,100,000    $0    $750,000     $0
-----------------------------------------------------------------------------------------------------
    TOTAL        $7,425,000 -$560,000 $22,650,000   -$153,000 $49,550,000    $0 $29,350,000     $0
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
 Aircraft Type   Serial Number LG Potential    LG Actual       MTOW       Total from       Total
                                                                           previous     Adjustment
                                                                             TABLE
-----------------------------------------------------------------------------------------------------
    A310-300          448          $200,000    -$68,000        $180,000      $208,000      $320,000
-----------------------------------------------------------------------------------------------------
    A320-200          210          $130,000     -$9,000        $124,000     -$150,000      -$35,000
-----------------------------------------------------------------------------------------------------
    A320-200          221          $130,000    -$30,000        $216,000            $0      $186,000
-----------------------------------------------------------------------------------------------------
    A320-200          222          $130,000    -$26,000        $216,000            $0      $190,000
-----------------------------------------------------------------------------------------------------
    A320-200          231          $130,000     -$7,000        $216,000       $50,000      $259,000
-----------------------------------------------------------------------------------------------------
    A320-200          373          $130,000     $31,000        $255,000       -$7,000      $279,000
-----------------------------------------------------------------------------------------------------
    A320-200          737          $130,000          $0        $332,000            $0      $332,000
-----------------------------------------------------------------------------------------------------
    A320-200          749          $130,000          $0        $332,000            $0      $332,000
-----------------------------------------------------------------------------------------------------
    B737-300         28333         $120,000          $0        $452,000            $0      $452,000
-----------------------------------------------------------------------------------------------------
    B737-300         28548         $120,000          $0              $0            $0            $0
-----------------------------------------------------------------------------------------------------
    B737-300         28554         $120,000          $0        $645,000            $0      $645,000
-----------------------------------------------------------------------------------------------------
    B737-300         28557         $120,000          $0        $690,000            $0      $690,000
-----------------------------------------------------------------------------------------------------
    B737-300         28558         $120,000          $0        $644,000            $0      $644,000
-----------------------------------------------------------------------------------------------------
    B737-300         28559         $120,000          $0        $644,000            $0      $644,000
-----------------------------------------------------------------------------------------------------
    B737-300         28561         $120,000          $0        $483,000            $0      $483,000
-----------------------------------------------------------------------------------------------------
    B737-300         28562         $120,000          $0        $483,000            $0      $483,000
-----------------------------------------------------------------------------------------------------
    B737-300         28563         $120,000          $0        $483,000            $0      $483,000
-----------------------------------------------------------------------------------------------------
    B737-300         28564         $120,000          $0        $483,000            $0      $483,000
-----------------------------------------------------------------------------------------------------
    B737-300         28740         $120,000          $0              $0            $0            $0
-----------------------------------------------------------------------------------------------------
    B737-400         25663         $135,000          $0        $190,000     -$310,000     -$120,000
-----------------------------------------------------------------------------------------------------
    B737-400         25664         $135,000          $0        $190,000     -$296,000     -$106,000
-----------------------------------------------------------------------------------------------------
    B737-400         28489         $135,000          $0              $0            $0            $0
-----------------------------------------------------------------------------------------------------
    B737-400         28490         $135,000          $0              $0            $0            $0
-----------------------------------------------------------------------------------------------------
    B737-400         28491         $135,000          $0              $0            $0            $0
-----------------------------------------------------------------------------------------------------
   B767-200ER        23805         $173,000   -$158,000              $0      -$67,000     -$225,000
-----------------------------------------------------------------------------------------------------
   B767-200ER        23806         $173,000   -$155,000              $0      -$44,000     -$199,000
-----------------------------------------------------------------------------------------------------
   B767-300ER        25221         $173,000          $0        $700,000       $89,000      $789,000
-----------------------------------------------------------------------------------------------------
   B767-300ER        25403         $173,000          $0        $836,000      $675,000    $1,511,000
-----------------------------------------------------------------------------------------------------
   B767-300ER        29617         $173,000          $0      $1,575,000            $0    $1,575,000
-----------------------------------------------------------------------------------------------------
   B767-300ER        30008         $173,000          $0      $1,260,000            $0    $1,260,000
-----------------------------------------------------------------------------------------------------
    DC10-30          46584         $230,000          $0        $104,000     -$354,000     -$250,000
-----------------------------------------------------------------------------------------------------
    DC10-30          48292         $230,000          $0        $112,000      $236,000      $348,000
-----------------------------------------------------------------------------------------------------
     MD-83           49398         $108,000          $0              $0      $266,000      $266,000
-----------------------------------------------------------------------------------------------------
     MD-83           49791         $108,000    -$62,000              $0     -$217,000     -$279,000
-----------------------------------------------------------------------------------------------------
     MD-83           53198         $108,000    -$45,000              $0     -$509,000     -$554,000
-----------------------------------------------------------------------------------------------------
     MD-83           53199         $108,000     -$2,000              $0     -$283,000     -$285,000
-----------------------------------------------------------------------------------------------------
             TOTAL               $5,035,000   -$531,000     $11,845,000     -$713,000   $10,601,000
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
VI.     AIRCRAFT PROFILES & CURRENT MARKET CONDITIONS
--------------------------------------------------------------------------------

Airbus A319/320/321 Series Aircraft

The A320 was Airbus' first all new design since the launch of the original A300 in 1971. The program was initiated in 1983 and logged almost 400 orders prior to first delivery in 1988. The A320s are now offered with both the CFM-56 and the IAE V-2500 engine, with the CFM version having a long head start.

The A321, a stretched version designed to directly challenge the 757-200 and bridge the gap between the A320 and A330/340, was launched in 1989. The first deliveries were made to Lufthansa and Alitalia in early 1994. Seating in the A321 was increased to 186 (and more in all-coach configurations) from a nominal 150 in the A320 and the gross weight increased by 19,200 pounds. As of September 1999, there were 139 A321s delivered and 125 on order.

The A319 is the  opposite  of the  A321--that  is, a  truncated  version  of the original aircraft. The program was officially launched with a modest six-aircraft order by leasing giant ILFC in late 1992. Prospects were not encouraging as more than one year went by before subsequent orders were placed. However, Air Canada provided a major boost to Airbus with an order of 34 A319s in April 1994. Ironically, the carrier had reportedly decided against ordering new aircraft to replace its aging DC-9 fleet when Fokker Aircraft convinced the carrier to re-examine the benefits of new airframes. ACA Chairman Hollis Harris agreed, but Fokker lost the battle to its European competitor. As of September 1999, 622 A319s have been ordered, 155 delivered, and 448 are on order.

The Northwest and Air Canada situations are significant due to the Airbus family concept factor, (common type ratings and minimal differences training for pilots of the A319 through A340 aircraft), which is the core of the manufacturer's goal to develop entire fleets with major carriers. Air Canada, which operates A320s already, chose this Airbus concept with both the A319 order and an eight-plane A340 order as well. Northwest Airlines, which operates 69 A320s (and has 13 on order) ordered 50 A319s and switched their A340 order for 16 A330s for delivery beyond 2000. Other carriers, including Air France and Lufthansa, operate at least three of these five types, but the European influence may tilt decision-makers at airlines such as these. Airbus believes its concept will give its new designs significant advantages over Boeing aircraft, and the 1997 and 1998 order books indicate it is doing just that. MBA believes the combination of extremely efficient designs and the inherent savings in training and other costs make the Airbus family an attractive avenue for an entire fleet refurbishment, as US Airways' commitment for 400-some aircraft appears to justify.

The A320 family incorporates an increased amount of composites in its secondary structure compared to older jets, a complete fly-by-wire control system, and a computerized flight management system which, when engaged, virtually precludes putting the aircraft into stalls or other extreme conditions. This system has been blamed by some for two early incidents in which the crews placed the aircraft in an untenable position close to the ground with the system disconnected and from which it was unable to recover. These two aircraft were totally cleared by the airworthiness authorities, as well as one involved in a third incident in which the crew made a below-minimum approach in bad weather and struck high ground. This third aircraft had no ground proximity warning device installed, a device now required by the French government and long required by many others. In general, all these components have held up well in service, and the reliability of the aircraft has been excellent.

United's 1994 order for 50 A320s, plus an option for 50 more was announced as a 727 replacement, of which United still operates 53 and has 33 A320s on order. It is obvious that other airlines will use their large orders to surplus older aircraft as well. Alitalia, with 22 A321s in service and three on order, is replacing its stable of MD-82s. As mentioned, Air Canada's commitments for the A319 will eventually go to reduce the fleet count of DC-9s. Thus the advent of the A320 family is hastening the retirement of older, far less efficient jets. The A320s currently in service are operating at seat mile costs as low as half of that for older aircraft. The combination of all the above factors leads us to believe the A320 family will enjoy a long production run and in-service useful life, with strong residual values.

The A320 also offers the advantage of being able to carry seven LD-3 cargo containers--a feat not even the 767 can perform. The fuselage is approximately 10 inches wider than that of the 727/737/757 series, offering wider aisles and roomier seats--a feature much appreciated by passengers. There are no cargo or Combi models currently offered by Airbus, although such a configuration is obviously possible. The exception is the A300 `Beluga' outsized special cargo aircraft, which is already being leased for commercial applications.

Economics
The A320/321 vies with the 757 for top honors as the most efficient aircraft in service. Great fuel efficiency, new technology design and low operating cost parameters all combine to give these aircraft among the lowest seat mile costs of any being built or in service. The MBA Model indicates that both will produce very satisfactory operating and net ratios well into the next century. The A319 will not be quite as favorable, as is the case with most truncated derivatives (747SP, L-1011-500). They will, however, provide enough incentive for larger carriers (likely with Airbus aircraft already) to order and place them at the bottom of the capacity scale in their fleets.

Statistics

        ------------------------------------------------------------------------
                               A320-200 Fleet Statistics
                                 (as of November 1999)
        ------------------------------------------------------------------------
                                                                   A320-200
        ------------------------------------------------------------------------
        Number of Ordered Aircraft                                  1,397
        ------------------------------------------------------------------------
        Number of Delivered Aircraft                                 757
        ------------------------------------------------------------------------
        Number of Cancelled Aircraft                                 132
        ------------------------------------------------------------------------
        Backlog                                                      508
        ------------------------------------------------------------------------
        Options                                                      160
        ------------------------------------------------------------------------
        Delivered in the last 12 months                               92
        ------------------------------------------------------------------------
        Number of Destroyed Aircraft                                  4
        ------------------------------------------------------------------------
        Number of Retired Aircraft                                    0
        ------------------------------------------------------------------------
        Number of Parked Aircraft                                     5
        ------------------------------------------------------------------------
        Number  of Aircraft in Operation                             751
        ------------------------------------------------------------------------
        Number of Operators                                           83
        ------------------------------------------------------------------------
        Number of Leased Aircraft                                    440
        ------------------------------------------------------------------------
        Number of Owned Aircraft                                     311
        ------------------------------------------------------------------------
        Fleet Average Hours                                         17,423
        ------------------------------------------------------------------------
        Fleet Average Cycles                                        10,449
        ------------------------------------------------------------------------
        Average Age                                                  5.6
        ------------------------------------------------------------------------

A320-200 Availability

Total number on market, November/98: 5
Total number on market, November/99: 8


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


Airbus A310-200/-300 Aircraft

The A310 entered service in 1982, and 255 have been delivered. The earlier -200 version has been superseded by the higher gross weight and longer range -300 model. The aircraft are offered with both the GE and P&W power plants, the former having about a two-thirds market share. The A310 was primarily ordered by European carriers, and the only ones in service in North America are those Delta took over from Pan Am (21 - quickly returned to Airbus) and those bought by FedEx to convert to cargo. The A310 has appealed to those airlines wanting full widebody capability with minimum seating capacity. It is generally operated with about 218 seats, although Pan Am used only 192, and Delta knocked that down to 177, contributing to poor economics.

In an economic comparison, the A310 is equal to or better than a 767-200, but will be more costly per seat mile than the larger capacity 767-300. Various gross weight options are offered up to 361,600 pounds, but this is almost 50,000 pounds below the maximum of 412,000 permitted on a hi-gross 767-300. This means the Boeing can carry more payload further than an A310.

The A310 is also offered in a cargo/combi version, but no one operates it in this mode. Like its brother the A300, this is changing as operators find success with the freighter version. FedEx has converted 41 aircraft acquired from Lufthansa, Delta others and is very satisfied with them.

The A310 has had a boost from the current trend toward use of ETOPS twins on over-ocean routes, replacing the larger 747s and DC-10/L-1011s. This permits airlines to serve long thin routes more frequently and economically.

The A310 is a two-crew aircraft with a glass cockpit and incorporates a standard tail-tank, which allows in-flight center of gravity control for optimum fuel efficiency. The aircraft is too new to have experienced aging aircraft maintenance problems. The A310 fully complies with Stage 3 noise criteria.

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

Economics
The limited seating capacity of the A310 aircraft gives it a relatively high cost per seat-mile and, therefore, a thin earnings potential in the MBA Model. The lower cost per aircraft mile and lesser capacity is justified by many operators because of the nature of their route systems. However, in head-to-head competition, the A310 (and the 767-200 as well) is at a disadvantage because of its lack of leverage.

The longer range model of the A310 enjoys a stronger market than the earlier version, and none have been converted to freighters as of this date, however, look for conversion in five to ten years.

Statistics

        ------------------------------------------------------------------------
                               A310 Fleet Statistics
                               (as of November 1999)
        ------------------------------------------------------------------------
        Number of Ordered Aircraft                               282
        ------------------------------------------------------------------------
        Number of Delivered Aircraft                             255
        ------------------------------------------------------------------------
        Number of Cancelled Aircraft                              21
        ------------------------------------------------------------------------
        Backlog                                                   6
        ------------------------------------------------------------------------
        Options                                                   2
        ------------------------------------------------------------------------
        Delivered in the last 12 months                           0
        ------------------------------------------------------------------------
        Number of Destroyed Aircraft                              4
        ------------------------------------------------------------------------
        Number of Retired Aircraft                                2
        ------------------------------------------------------------------------
        Number of Parked Aircraft                                 16
        ------------------------------------------------------------------------
        Number  of Aircraft in Operation                         249
        ------------------------------------------------------------------------
        Number of Operators                                       61
        ------------------------------------------------------------------------
        Number of Leased Aircraft                                105
        ------------------------------------------------------------------------
        Number of Owned Aircraft                                 144
        ------------------------------------------------------------------------
        Fleet Average Hours                                     32,318
        ------------------------------------------------------------------------
        Fleet Average Cycles                                    13,079
        ------------------------------------------------------------------------
        Average Age                                              11.2
        ------------------------------------------------------------------------

A310-300 Availability

Total number on market, November/98: 7
Total number on market, November/99: 3


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

Boeing B737-300/-400/-500 Series Aircraft

As Stage 3 noise rules closed in at last on the 737-200, Boeing re-engined the aircraft with the CFM-56 engine, which met the rules and also offered higher power and the opportunity to stretch both the fuselage (capacity) in the -400 model and the range. Boeing also built the model -500, which kept the basic -200 configuration. The 737-300 was introduced in the early 1980s, and entered service in 1984, several years behind the MD-80 which was already achieving extensive orders, again giving the lead to Douglas.

As of December 1999, Boeing had delivered 1,987 of this re-engined 2nd Generation series, thus continuing the successful tradition of the 737. Success was quick for the B737-300/-400/-500 aircraft as they found homes in fleets already populated with the -100s and -200s. The aircraft particularly suited the deregulated American market, where smaller planes fitted hub-and-spoke operations. Overall, more than 160 airlines have selected the 2nd generation 737 to meet their growth/replacement needs. As airline consolidation continues, however, and as limited slot, gate, runway, and terminal facilities impede growth, we look to the airlines to turn to larger aircraft to meet their needs. This, in short, means that not all-737 operators will upgrade with the newer 3rd generation (-600/-700/-800/-900) models. The introduction of the -600/-700/-800/-900 series terminated incoming orders for the second generation B737 aircraft. Orders for this 3rd generation now stand at 1,302. We suspect a good number of the orders for the -700/-800 will be converted to the -900 as time goes by. Eighty percent of American's 630-plane commitment to Boeing is for next generation B737 aircraft.

The 737-300/-400/-500 series is fully compliant with all-current noise and environmental regulations, and has a wide margin of tolerance.

Economics
The MBA Model indicates good operating economics for the 737-300 and particularly the higher capacity -400 during the forecast period. The -500 is quite marginal on a comparable basis due to its lack of seat capacity and, therefore, lack of earning power. It was built to be a niche aircraft, and it is going to have to stay in its niche.


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

Statistics


        ------------------------------------------------------------------------
                          B737-300/-400/-500/700 Fleet Statistics
                                   (as of November 1999)
        ------------------------------------------------------------------------
                                              B737-300     B737-400    B737-500
        ------------------------------------------------------------------------
        Number of Ordered Aircraft             1,257         530          443
        ------------------------------------------------------------------------
        Number of Delivered Aircraft           1,110         483          389
        ------------------------------------------------------------------------
        Number of Cancelled Aircraft            145           44          54
        ------------------------------------------------------------------------
        Backlog                                  2            3            0
        ------------------------------------------------------------------------
        Options                                  0            17          10
        ------------------------------------------------------------------------
        Delivered in the last 12 months          33           11           7
        ------------------------------------------------------------------------
        Number of Destroyed Aircraft             9            4            1
        ------------------------------------------------------------------------
        Number of Retired Aircraft               0            0            0
        ------------------------------------------------------------------------
        Number of Parked Aircraft                14           8            1
        ------------------------------------------------------------------------
        Number  of Aircraft in Operation       1,100         480          388
        ------------------------------------------------------------------------
        Number of Operators                     120           67          39
        ------------------------------------------------------------------------
        Number of Leased Aircraft               743          308          219
        ------------------------------------------------------------------------
        Number of Owned Aircraft                357          172          169
        ------------------------------------------------------------------------
        Fleet Average Hours                    28,231       21,142      18,491
        ------------------------------------------------------------------------
        Fleet Average Cycles                   19,719       14,229      14,900
        ------------------------------------------------------------------------
        Average Age                             9.0          6.9          6.3
        ------------------------------------------------------------------------

B737-300 Availability

Total number on market, November/98: 13
Total number on market, November/99: 27

B737-400 Availability

Total number on market, November/98: 5
Total number on market, November/99: 15


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

Boeing B767-200/-300/-400 Aircraft

The twin-aisle semi-widebody 767 was launched in 1978 and entered service in 1982. The aircraft has undergone significant development in terms of gross weight and capacity, affecting payload and range. The initial model, the 767-200, offered a MGTOW of 280,000 pounds, while the current 767-300ER is certified at 412,000 pounds. Early development extended the range of the -200 as the ER model, enabling it to fly the Atlantic nonstop. Initial routings were circuitous, since the aircraft had to stay within 90 minutes of a landing place. But as experience was gained, the FAA and international authorities approved ETOPS (extended range twin-engine over water operations), and more direct routes became possible. The first production models of the larger 767-300 were delivered in 1986 in domestic configuration, soon to be followed by successively higher gross weight Extended Range (ER) models. Orders for the -200 slowed to a trickle following the introduction of the -300, and it is probable that production of this model will be discontinued in the near future. Much of the success of the 767 program is attributable to ETOPS operations, where these aircraft (and the A310) have replaced 747s, DC-10s and L-1011s on many long flights. So far there have been no untoward incidents under the ETOPS programs. The 767 has an exemplary overall safety record, with only one flight accident attributed to inadvertent thrustreverser deployment on a Lauda Air 767-300 over Bangkok, while a second, an Ethiopian -200 was lost in a hijacking incident in the Comoro Islands in 1996. The most recent Egypt Air accident is still under investigation by NTSB and it is most likely again caused by human error.

Economics
The MBA Model indicates that it is hard to make money with the 767. Satisfactory margins are achieved only by classifying the 767 as a narrowbody in terms of seating capacity. By definition, MBA has assumed that only 67.5 percent of maximum certified seating is installed in a widebody, compared to 85 percent in a narrowbody. This is in accord with industry experience. By making this narrowbody assumption, we increased the available seating in the 767-300 from 218 to 247. Interestingly, this compares with the experience of American and Delta in their -300s. American uses theirs both domestically and internationally, and has 215 seats installed. Delta's are all used domestically, and have 248 seats.

In the long term, the relatively high seat mile costs of the 767s will make them less desirable in the used market, and the demand for and price of these aircraft will decline further than that of more desirable types. Their residual values will also be impaired and they will move into the cargo market.

MBA has classified the aircraft as having seven-abreast seating. Interestingly, British tour operators utilize the aircraft in an eight-abreast configuration, thus increasing potential maximum seating from 290 seats in our model to 375 seats claimed by Boeing. With 375 seats, the 767-300 becomes a potent economic competitor. However, until the industry shows more signs of utilizing this capability we will continue to use the conventional capacity.

Statistics


        ------------------------------------------------------------------------
                                B767 Series Fleet Statistics
                                   (as of November 1999)
        ------------------------------------------------------------------------
                                                    B767-200        B767-300
        ------------------------------------------------------------------------
        Number of Ordered Aircraft                     242             642
        ------------------------------------------------------------------------
        Number of Delivered Aircraft                   230             536
        ------------------------------------------------------------------------
        Number of Cancelled Aircraft                    2               53
        ------------------------------------------------------------------------
        Backlog                                         10              43
        ------------------------------------------------------------------------
        Options                                         0               29
        ------------------------------------------------------------------------
        Delivered in the last 12 months                 0               40
        ------------------------------------------------------------------------
        Number of Destroyed Aircraft                    4               2
        ------------------------------------------------------------------------
        Number of Retired Aircraft                      0               0
        ------------------------------------------------------------------------
        Number of Parked Aircraft                       3               2
        ------------------------------------------------------------------------
        Number  of Aircraft in Operation               226             534
        ------------------------------------------------------------------------
        Number of Operators                             37              67
        ------------------------------------------------------------------------
        Number of Leased Aircraft                       71             235
        ------------------------------------------------------------------------
        Number of Owned Aircraft                       155             299
        ------------------------------------------------------------------------
        Fleet Average Hours                           48,731          26,521
        ------------------------------------------------------------------------
        Fleet Average Cycles                          17,997          7,577
        ------------------------------------------------------------------------
        Average Age                                    13.7            6.2
        ------------------------------------------------------------------------

B767-200 Availability

Total number on market, November/98: 1
Total number on market, November/99: 6

B767-300 Availability

Total number on market, November/98: 7
Total number on market, November/99: 12


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

MD-80 Series Aircraft

McDonnell Douglas was the first manufacturer to recognize and act on the imminence of future noise restrictions, as well as to take advantage of available technology to stretch the DC-9 at least one more time from a basic 139-seat to a 172-seat configuration. The MD-80 series is an elongated, higher gross version of the venerable DC-9 fitted with Stage 3 Pratt & Whitney JT8D-217 / -219 engines. It was originally certified in 1980 after a few embarrassing pratfalls. In the last decade gross weight and range have been increased, and a truncated version, the MD-87, offered. Most recently, DAC had announced the MD-90 series, using the new IAE V-2500 engine, which offered quieter, more efficient operation. But the MD-90 was a slow seller, a victim of the malaise, which gradually paralyzed Douglas and lead to the Boeing merger. Boeing after the remaining 30 orders are delivered has now officially terminated the MD-90. However, 20 of them are MD-90-30Ts, to be built in China, and the prospect for these is not encouraging. Saudi Arabian Airlines, with 19 MD-90s in service, is the largest remaining customer.

Eleven hundred and sixty-three MD-80s of all versions are currently in service. MD-80s have a five-abreast seating configuration, contrasted with the six-abreast seating of the competitive Boeing and Airbus products. The JT8D-217/-219 engines achieve only marginal compliance with Stage 3 noise limits; therefore, the nagging concern exists that as noise rules are invariably tightened the MD-80 will be squeezed out before its time. The only solution would be reengining with the same power plants as the MD-90--an $8.0 to $10.0 million project per aircraft, or development of further noise suppression, which is the more likely solution.

The MD-80 suffers from a smaller operator base than the Boeing 737-300/-400/-500s with which it competes. This has been a long-term problem with the Douglas DC-8 and DC-9 as well. There are 56 airlines worldwide, which operate the MD-80 series, and 40 percent are in the hands of two carriers, American and Delta. Many operators utilize more than one type of MD-80; no carrier utilizes more than four of the five. Most carriers have fleets of five or less, suggesting that ultimate resales to these operators will inevitably be in lots of one and two each.

The MD-80's accident record is relatively good--only five have been destroyed, only one of which is potentially attributable to design problems: the SAS icing incident in Europe in 1994. The MD-80 should have a long and relatively problem-free structural life, given the good record of Douglas on the DC-8, DC-9, and DC-10.

The MD-80's cost characteristics are reasonable due to its high seating capacity; and provided it can skirt the ever-present risk of more stringent noise restrictions, it should have a long and productive useful life in competition with existing and newly developing aircraft. On the used market older models are already priced in the range of $80,000 a seat--about 30 percent that of a new aircraft--giving it a significant advantage for a new operator. Its largest probable market is with existing DC-9 operators, replacing their 30-year-old aircraft as they are forced to retire them.

Economics
The MBA Model shows the MD-80 series (with the exception of the short-bodied MD-87) to have superior economic characteristics. At comparable seating densities, its lower capital costs offset slightly higher fuel consumption than the 737-300. The stretched fuselage gives it better seat-mile costs than earlier DC-9s.

General Comment
FAA very recently announced that they were planning to order the re-wiring of all DC-10, MD-11 and MD 80-90 series aircraft. The contemplated AD will order the removal of all metalized mylar-covered wiring and replacement within four years in conjunction with major maintenance operation. The change is supposed to decrease the danger of wire fires such as suspected to have brought down the Swissair MD-11 a year ago. The FAA estimates the cost per aircraft at $380,000 to $800,000 per aircraft.

Statistics


        ------------------------------------------------------------------------
                                MD-82/-83 Fleet Statistics
                                  (as of November 1999)
        ------------------------------------------------------------------------
                                                    MD-82         MD-83
        ------------------------------------------------------------------------
        Number of Ordered Aircraft                   583           284
        ------------------------------------------------------------------------
        Number of Delivered Aircraft                 565           276
        ------------------------------------------------------------------------
        Number of Cancelled Aircraft                  18            2
        ------------------------------------------------------------------------
        Backlog                                       0             6
        ------------------------------------------------------------------------
        Options                                       1             10
        ------------------------------------------------------------------------
        Delivered in the last 12 months               0             22
        ------------------------------------------------------------------------
        Number of Destroyed Aircraft                  6             1
        ------------------------------------------------------------------------
        Number of Retired Aircraft                    0             0
        ------------------------------------------------------------------------
        Number of Parked Aircraft                     4             2
        ------------------------------------------------------------------------
        Number  of Aircraft in Operation             590           260
        ------------------------------------------------------------------------
        Number of Operators                           29            26
        ------------------------------------------------------------------------
        Number of Leased Aircraft                    308           200
        ------------------------------------------------------------------------
        Number of Owned Aircraft                     289            60
        ------------------------------------------------------------------------
        Fleet Average Hours                         35,479        25,125
        ------------------------------------------------------------------------
        Fleet Average Cycles                        22,651        15,130
        ------------------------------------------------------------------------
        Average Age                                  12.1          8.3
        ------------------------------------------------------------------------

MD-83 Availability

Total number on market, November/98: 2
Total number on market, November/99: 0

McDonnell Douglas DC-10 Series / MD-11 Aircraft

The DC-10-10 was Douglas' entry in the widebody sweepstakes in the late 1960s. First deliveries were in mid-1971, a year and a half after the 747. American and United were both big launch customers, placing orders for 50 and 60, respectively. These orders were cut back by 25 percent as deliveries began during the recession of the early 1970s. The DC-10-10 was primarily a U.S. domestic aircraft, lacking the range for over water flights. Few were sold outside the USA, and at one time five then 'trunk' U.S. airlines operated them, and a sixth, Delta, ordered five, but its order was transferred to United. Today, most of the 80-odd aircraft still in service are flown by American and United--but both carriers have already retired more than half of their fleets, trading them to FedEx in exchange for 727 hushkits valued about $2.0 million each. FedEx is planning a major upgrade and freighter conversion program, including a two-man glass cockpit with a future life expectancy of 20 years or more. This program has been dubbed the MD-10 and the prototype has been completed.

Douglas offered a cargo/convertible model, capitalizing on its great success with the DC-8, but only nine were ever built -- all acquired by Continental and subsequently sold to Federal Express who uses them as dedicated freighters. FedEx later bought two more all cargo models of the DC-10-10 from Douglas.

Today, besides AA and UA, there are only five operators of the DC-10-10. An upgraded model, designated the -15, was acquired by Mexicana and Aeromexico, but only seven were produced. No DC-10-10/-15s are for sale--at the time of this writing.

The DC-10 series aircraft (including the later -30 models) have experienced an unfortunately high loss rate due to accidents and terrorism. While few of these incidents are attributed to the aircraft's design, the plane has developed a reputation, which is enthusiastically resurrected and exploited by the media at each new incident. Only two accidents were ascribed to design deficiencies -- the rest ran the gamut from pilot error to hangar fires to terrorist acts. Regardless of merit, the accidents and incidents have affected the marketability of the aircraft, and continue to hang over it like a cloud.

MBA believes that the DC-10-10 offers its operators a low cost, medium range transport that can serve the bulk of the domestic U.S. and North American markets efficiently for years to come. Its small market base is a definite inhibitor which will not be eliminated unless and until it becomes possible for more new airlines to be launched in the USA. The present operators have neither the cost structure nor the marketing philosophy to utilize the aircraft differently than they do today. Thus current plans call for continued early retirement of the DC-10-10 by American and United and its replacement with 757s, 767s and 777s.

We predicted two years ago that "One possible destination for these aircraft is the mod center, from which they will emerge as freighters. Cheap hulls will attract ambitious purchasers, and the continued freight boom will make converted freighters an attractive option to new models. Douglas currently offers a conversion package in cooperation with Alenia--which has experience from its numerous DC-8 conversions". This prediction came to pass with the AA/UA - FedEx deal, and it appears that only a handful will remain in passenger service.

Economics
The MBA Model shows that the DC-10-10 makes a reasonable operating return, but only a marginal return after lease or financial costs. Particularly compared to the L-1011-1 series, the aircraft generally has a few less seats and costs more to maintain. These factors are operator-sensitive, but indicate that additional care must be taken to insure a reasonable profit. The principal future passenger use is now as a charter aircraft.

The DC-10-30 is the upgraded, long-range partner of the DC-10-10. First deliveries were in 1972, about a year after the -10. The -30 featured more powerful GE CF6-50C1 engines and a 110,000 pound increase in maximum takeoff gross weight, permitting nonstop operations over ranges as great as 6,000 statute miles. The aircraft was offered in both passenger and cargo/convertible -30CF configurations and proved particularly popular with international airlines. A total of 169 passenger and 27 convertibles were produced. Subsequently, ten all-cargo aircraft were ordered during the 1980s by Federal Express, which standardized on the DC-10 in the early years.

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There were two derivatives of the DC-10-30--the DC-10-40, equipped with P&W JT9D engines, and the military tanker KC-10A. Forty-two -40s were produced for Northwest and Japan Airlines, and 60 KC-10As for the U.S. Air Force.

The DC-10-30 equipped with the early GE CF6-50C1 engine was not certified to meet Stage 3, while the later models equipped or converted to the -50C2 engine do meet Stage 3. The alternative is a $1.0 million per engine upgrade from the C1 to the C2 configuration, much of which can be accomplished during overhaul.

The DC-10-30 enjoyed a very strong secondhand market during the late 1980s, with prices being bid up to over $40.0 million on even the oldest models. The past recession and glut of used aircraft brought a sharp decline in prices. Demand slackened as new replacement MD-11s, B-747s, and B-767s were delivered. However, the tide turned in 1996, with Northwest, Continental and others adding to their DC-10-30 fleets and prices rebounded strongly, but are again softening.

The DC-10-30 is not a particularly effective cargo aircraft because of its inability to handle large intermodal containers side-by-side like the 747. Nevertheless, it has found a firm market with FedEx and Gemini and is extensively utilized under the U.S. Air Force's CRAF program. In the future, it is likely that more DC-10-30s will be converted to cargo to replace older B-707s and DC-8s still in operation and a dozen have been converted by Gemini and Varig at Alenia and Phoenix. Currently, six carriers operate a total of 45 -30CF and converted aircraft, of which FedEx employs 26.

There have been no major aging aircraft problems with the DC-10-30 to date. 'D' Checks cost between $3.0 and $4.0 million, and engine overhauls around $1.0 to $1.2 million at 6,000 hour/1,500 cycle intervals.

Economics
The MBA Model shows the operating economics of the DC-10-30 to be slightly poorer than those of the DC-10-10 over the 'standard' 1,000 mile segment due to its higher gross weight, crew costs, landing fees, and maintenance and acquisition costs. Passenger capacity of the two aircraft is the same. Nevertheless, the aircraft continues to hold its own against both the new B-747-400 and the A340, and so far is economically superior to the big twins in

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service.  We believe that the DC-10-30  will  continue to enjoy an active market and long useful life, with more conversions to cargo.

Despite the aircraft's scarcity and feeble market penetration in the CF/F mode, we place a higher CMP on this aircraft than on the DC-10-30 passenger aircraft. This is primarily due to the versatility of the CF, the tighter current market for this version, and the potential full-cargo conversion.

Statistics


        ------------------------------------------------------------------------
                           DC10-30 Series Fleet Statistics
                                (as of November 1999)
        ------------------------------------------------------------------------
        Number of Ordered Aircraft                           201
        ------------------------------------------------------------------------
        Number of Delivered Aircraft                         201
        ------------------------------------------------------------------------
        Delivered in the last 12 months                       0
        ------------------------------------------------------------------------
        Number of Destroyed Aircraft                          13
        ------------------------------------------------------------------------
        Number of Retired Aircraft                            5
        ------------------------------------------------------------------------
        Number of Parked Aircraft                             22
        ------------------------------------------------------------------------
        Number  of Aircraft in Operation                     186
        ------------------------------------------------------------------------
        Number of Operators                                   40
        ------------------------------------------------------------------------
        Number of Leased Aircraft                            103
        ------------------------------------------------------------------------
        Number of Owned Aircraft                              83
        ------------------------------------------------------------------------
        Fleet Average Hours                                 81,091
        ------------------------------------------------------------------------
        Fleet Average Cycles                                19,024
        ------------------------------------------------------------------------
        Average Age                                          21.9
        ------------------------------------------------------------------------

Dc10-30 Availability

Total number on market, November/98: 17
Total number on market, November/99: 11

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


--------------------------------------------------------------------------------
VII.    COVENANTS
--------------------------------------------------------------------------------

This report has been prepared for the exclusive use of Aircraft Finance Trust and shall not be provided to other parties by MBA without the express consent of Aircraft Finance Trust.

MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Base and Market Values. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

This report represents the opinion of MBA as to the Current Base and Market Values of the subject aircraft and is intended to be advisory only, in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken, or not taken, by Aircraft Finance Trust or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

                                     PREPARED BY:


                                     /S/ Teo Ozdener
                                     Teo Ozdener, M.Sc., P.Eng.
                                     Vice President, Technical


                                     REVIEWED BY:


                                     /S/ Morten S. Beyer
                                     ---------------------------
February 8, 2000                     Morten S. Beyer, Appraiser Fellow
                                     Chairman & CEO
                                     ISTAT Certified Senior Appraiser



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